SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2003

BIO-IMAGING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 NEWTOWN-YARDLEY ROAD, NEWTOWN, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On September 15, 2003, Bio-Imaging Technologies, Inc., a Delaware company (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors pursuant to which the Company issued and sold 1,762,000 shares of its common stock, par value of $0.00025 per share (the “Common Stock”), at $6.125 per share.

The proceeds received from this financing are expected to be used for general corporate purposes.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. In accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), dated September 15, 2003, entered into by the Company and the investors in connection with this financing, the Company has agreed to file a resale registration statement on Form S-3 within 30 days from September 15, 2003 for purposes of registering, pursuant to the Act, the shares of Common Stock acquired by the investors.

A complete copy of each of the Securities Purchase Agreement, the Registration Rights Agreement and the related press release of the Company, dated September 16, 2003, are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing descriptions of: (i) the Securities Purchase Agreement, (ii) the Registration Rights Agreement; and (iii) the press release and any other documents or filings referenced herein are qualified in their entirety by reference to such Exhibits, documents or filings.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement by and among the Company and the Purchasers dated September 15, 2003.

10.2	Registration Rights Agreement by and among the Company and the Purchasers dated September 15, 2003.

99.1	Press release of the Company dated September 16, 2003.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: September 17, 2003	By:	/s/ MARK L. WEINSTEIN
	Name:	Mark L. Weinstein
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement by and among the Company and the Purchasers dated September 15, 2003.

10.2	Registration Rights Agreement by and among the Company and the Purchasers dated September 15, 2003.

99.1	Press release of the Company dated September 16, 2003.